EXHIBIT 22



                          SUBSIDIARY OF THE REGISTRANT
                      (Upon the completion of Transaction)


                                                                     State of
                                                Percentage of     Incorporation
Parent                   Subsidiary               Ownership      or Organization
------                   ----------             -------------    ---------------
Montgomery Financial     Montgomery Savings, A       100%            Federal
  Corporation              Federal Association

Montgomery Savings, A    MSA SERVICE CORP.           100%            Indiana
  Federal Association

       It is contemplated that the financial statements of the Registrant will be consolidated with its subsidiary.